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                                                                    Exhibit 99.7


MEDIA INQUIRIES:                             ANALYST INQUIRIES:
Suzanne Cottraux                             Paul Keung
V.P. of Corp. Comm., Public Affairs          V.P. of Finance, Investor Relations
214/863-1258                                 214/863-1265



                   PATRIOT AMERICAN SIGNS DEFINITIVE AGREEMENT
               WITH INVESTOR GROUP FOR $1 BILLION EQUITY INFUSION

            WILL REDUCE BANK DEBT AND SETTLE FORWARD EQUITY CONTRACTS

             CARREKER REPLACES NUSSBAUM AS CEO; NEW BOARD IDENTIFIED

                  WILL CONVERT FROM REIT TO C CORPORATION NAMED
                WYNDHAM INTERNATIONAL; WILL FOCUS ON CORE BRANDS

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         DALLAS, TX, MARCH 1, 1999 -- Patriot American Hospitality, Inc.
(NYSE:PAH), whose shares are paired and trade with those of its operating company, Wyndham International, Inc., today announced a comprehensive restructuring plan which will strengthen the Company's financial position, streamline its corporate structure and sharpen its business focus.

         Patriot said it has signed a definitive agreement with an investor group providing for an equity investment of $1 billion. Under the terms of the agreement, the investor group will purchase $1 billion of 9.75% convertible preferred stock, callable after six years, with an initial conversion price of $8.59 per share (previously announced $8.75 per share as adjusted for Patriot's fourth quarter stock dividend). The Company will have the ability to conduct a rights offering in which common shareholders can purchase up to $300 million of convertible preferred stock with the same economic terms, which would reduce the investor group's investment to $700 million. The investor group includes affiliates of Thomas H. Lee Company; Apollo Real Estate Advisors, L.P.; Apollo Management, L.P.; Beacon Capital Partners, Inc.; and Rosen Consulting Group. The investor group will initially own an approximate 29% interest in the Company, assuming full subscription to the rights offering by non-investor group shareholders.

         The Company will use the $1 billion in proceeds to reduce its bank debt and settle its forward equity obligations. In addition, Patriot said it has definitive financing commitments for $2.45 billion, consisting of $1.8 billion of senior bank facilities from Chase Manhattan Bank and $650 million of five-year senior secured loans from Chase Manhattan Bank and The Bear Stearns Companies Inc. The proceeds from these commitments will be used to refinance the balance of the Company's bank debt and provide additional revolver capacity.

         "This equity infusion will enable the Company to significantly strengthen its balance sheet, reducing leverage and providing the resources it needs to execute a focused growth strategy building on


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its core businesses," said Milton Fine, a member of the Coordinating Committee of the Patriot and Wyndham Boards, which negotiated the equity infusion. "Despite recent balance sheet issues, operating performance has remained solid. The actions we are announcing today will restore financial and operating flexibility, while providing an excellent platform to further strengthen Wyndham's competitive position."

MANAGEMENT AND BOARD CHANGES

         James D. Carreker, 51, Chairman and Chief Executive Officer of Wyndham International, has been named to the additional position of CEO of Patriot American, effective immediately. Paul A. Nussbaum, 51, has resigned his position as Chairman and CEO of Patriot American. He has been named Chairman Emeritus and will continue as a director.

         "Jim Carreker is a superb hotel executive whose organizational leadership makes him the right CEO for the Company in the next phase of its development," said Fine. "During a turbulent time, he built a strong operating team and maintained its focus on delivering results. At the same time, we appreciate the entrepreneurial vision of Paul Nussbaum and the contribution he has made to Patriot American."

         Carreker, who joined Wyndham Hotels & Resorts in 1988 as President, led Wyndham through its initial public offering in 1996 and its merger with Patriot American in January 1998. In 1994-5, he also served as President of The Trammell Crow Company. Earlier in his career, Carreker was President of the Burdines division of Federated Department Stores and Senior Vice President and Chief Financial Officer of Sanger Harris.

         Upon consummation of the investment, the new Board of Directors will consist of 8 representatives from the current Patriot/Wyndham Boards, 8 representatives from the investor group, and three additional directors to be mutually agreed-upon. Currently identified as directors are:


         Company                              Investor Group
         Karim Alibhai                        Thomas H. Lee
         Leonard Boxer                        Alan Leventhal
         James D. Carreker                    William Mack
         Milton Fine                          Lee Niebart
         Susan T. Groenteman                  Kenneth Rosen
         Paul A. Nussbaum                     Marc Rowan
         Rolf Ruhfus                          Scott Schoen
         Sherwood Weiser                      Scott Sperling



CONVERSION TO C CORPORATION AND NAME CHANGE

         The Boards of Patriot American and Wyndham have unanimously approved the combination of the two companies into a single entity and conversion from a paired-share real estate investment trust (REIT) structure to a C Corporation. As a result, Patriot American Hospitality, Inc., a REIT, will be


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merged into and become a subsidiary of Wyndham, a C Corporation, and the combined company will be called Wyndham International, Inc. Carreker will be President and CEO of this unified entity. "The Boards have carefully studied conversion to a C Corporation in light of current circumstances. While a REIT structure has certain advantages, the Boards determined that a traditional corporate structure will give us added flexibility to take advantage of strategic opportunities that facilitate focused long-term growth, including greater reinvestment in our assets and brands," Fine said.

MORE FOCUSED BUSINESS PLAN

         The Boards said they have endorsed a business plan designed to maximize the Company's potential by focusing on selective growth of its core brands, capital investment in existing hotels, and the integration and streamlining of its organization. The Company's core brands are Wyndham and Grand Bay. Wyndham is a multi-product brand consisting of hotels, resorts, Wyndham Gardens and Summerfield Suites, its extended-stay all-suite product.

         Carreker said, "With our financial situation stabilized, our 1999 mission is to simplify, streamline and intensify our core businesses. Wyndham and Grand Bay are both outstanding brands with exciting growth potential. We have all the necessary tools - superior operating management, assets and brands
- to successfully execute a focused growth strategy that will create a top-tier lodging company. Our longer-term priorities are to maximize the value of our real estate portfolio, build brand equity, achieve economies of scale, and realize synergies as a fully integrated organization." Scott A. Schoen and Scott
M. Sperling, Managing Directors of the Thomas H. Lee Company, commented, "We are enthusiastic about the opportunity to invest with Jim Carreker and his management team in the growth of Wyndham International. We believe that with our equity infusion, and with a revised capital and corporate structure that provides substantial liquidity and operating flexibility, Wyndham will have a platform for growth in its hotels, resorts, and luxury properties, and management will have the opportunity to execute its strategic plan."

         William Mack, President of Apollo Real Estate Advisors, L.P., said, "We share management's and the boards' vision of the new Wyndham International. We believe Wyndham and Grand Bay will become first-tier lodging brands. Our equity investment will stabilize the Company and provide funds for capital investment and selective growth."

CONDITIONS

         The equity infusion and C Corp. conversion are subject to shareholder approval and both are expected to be completed by June 30, 1999. The equity infusion is also subject to antitrust clearance and certain other conditions and consents.

ABOUT PATRIOT AMERICAN HOSPITALITY, INC. AND WYNDHAM INTERNATIONAL, INC.

         Patriot American Hospitality, Inc. ranks among the nation's largest hotel companies, with its portfolio of 472 owned, managed, leased or franchised hotels and resorts with a total of more than 100,000 rooms. Its paired operating company, Wyndham International, Inc., comprised of the Grand Bay Hotels & Resorts Division, the Wyndham Hotel Group, the All-Suites Division and PAH


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Management Services, leases, manages and franchises primarily upscale and luxury hotel and resort properties represented by its proprietary brands and provides management services for third-party owned hotels and resorts.

         This press release contains forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include competition for guests from other hotels, dependence upon business and commercial travelers and tourism, the seasonality of the hotel industry, and the availability of equity or debt financing at terms and conditions favorable to the Companies.

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